RELEASE AND SETTLEMENT AGREEMENT

This Mutual Release and Settlement Agreement (the “Agreement”) is entered into as of August 21, 2009 and is by and between QualSec, a Wyoming corporation (“QualSec” or the “Company”) and Arden Kelton (“Kelton”), an individual, collectively, the Parties.

R E C I T A L S

WHEREAS, Kelton owns 15,300,000 shares of Qualsec, and is owed various amounts from Qualsec for compensation; and

WHEREAS, Qualsec has determined not to continue its development of the electronic olafactory device; and

WHEREAS, the parties hereto desire to arrange for the mutually satisfactory termination of any obligations of the parties arising out of or relating to Kelton’s association with the Company.

In consideration of the foregoing recitals, the parties agree as follows:

1.

Incorporation of Recital Paragraph.  The recitals are incorporated herein by this reference.

2.

Consideration and Mutual Release.  In consideration of and subject to the terms set forth in Section 3, QualSec on behalf of itself, its partners, successors, assigns, agents, representatives, employees, affiliates, and all persons acting by, through, under or in consort with it, if any, hereby releases and discharges Kelton and his assigns, agents, and all persons acting by, through, under or in consort with him, if any, from any and all rights, causes of action, demands, damages, costs, loss of services, expenses and compensation whatsoever, claims, duties, obligations and actions which QualSec its above-mentioned agents, successors, representatives and assigns now have, or as may hereinafter arise against Kelton and his above-mentioned agents, successors and assigns, arising out of or connected in any manner with the Kelton’s actions as Officer and Director of QualSec.

3.

Terms.  In settlement, Kelton hereby surrenders all right to shares in Qualsec and forgives all amounts due to him by Qualsec.  Kelton will execute a stock power in favor of QualSec Partners. Qualsec will assign all rights in the electronic olafactory technology to Kelton as set forth on Exhibit A. The parties hereby cancel the Consulting Agreement dated August 16, 2008.

4.

Miscellaneous.

4.1

This Agreement is freely and voluntarily executed by each party after having been apprised of all relevant information and all data.  Each party, in executing this Agreement, has not relied on any inducements, promises, or representations made by any other party hereto, or their employees or agents, and the execution of this Agreement does not represent an admission of liability on the part of any party hereto.

4.2

In the event that legal proceedings are commenced to enforce or interpret any of the terms or conditions of this Agreement, or for breach of any such terms and conditions, the losing party in such proceeding shall pay to the prevailing party such reasonable sums for attorneys' fees and costs incurred as may be fixed by the court or jury in addition to any other relief to which it may be entitled.

4.3

This Agreement is to be governed by, and construed in accordance with, the laws of the State of Wyoming.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

/s/ Joel Hand

/s/ Arden Kelton

By:  Joel Hand

Arden Kelton

Chief Executive Officer

QualSec

EXHIBIT A

FOR VALUE RECEIVED, Qualsec, a Wyoming corporation, hereby assigns all right, title and interest in and to the electronic olafactory technology owned by Qualsec, including without limitation, all copyrights, drawings, technical specifications, patent rights (including patent application ____________) and other intellectual property; any tooling, equipment, or other physical assets generated or acquired by Qualsec in connection with the development of such technology; any contract rights; any causes of action or claims against any third party (eg. Dr. Pegg); prototypes, mockups, or other representations of the technology (the “Technology”) to Arden A. Kelton, PhD.

Further, Qualsec agrees not to compete with or enter the electronic sensor business for 10 years after the date hereof, and to preserve the confidentiality of the Technology. Dr. Kelton shall have the power to enforce this paragraph by injunctive action in any court in the state of Utah. Qualsec will execute any additional instrument requested by Dr. Kelton to effect this assignment.

QUALSEC

_______________________________

Joel Hand, President

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers 15,300,000  shares of common stock of Qualsec represented by certificate no. 1042 in its name on the books of said corporation to Qualsec Partners.

The undersigned hereby irrevocably constitutes and appoints ________________________ as its attorney to transfer the said stock on the books of the said company, with full power of substitution in the premises.

Dated:  August 6, 2009

___________________________________

Dr. Arden A. Kelton

IMPORTANT – READ CAREFULLY

The signature to this Power must correspond

 with the name as written upon the face of the

 certificate in every particular without alteration

 or enlargement or any change whatever.